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Exhibit 99.1

Offer to Exchange

9.125% Senior Secured Notes due August 1, 2009
for 9.125% Senior Secured Notes due August 1, 2009

of

CONCORDIA BUS NORDIC AB (publ)

To Book-Entry Transfer Facility Participants;

        Concordia Bus Nordic AB (publ) (the "Issuer") is offering to exchange the €1,000 principal amount of its 9.125% Senior Secured Notes due August 1, 2009 (the "Exchange Notes"), which have been registered under the Securities Act of 1933 (the "Securities Act"), for the €1,000 principal amount of its outstanding 9.125% Senior Secured Notes due August 1, 2009 (the "Old Notes"), upon the terms and subject to the conditions of the exchange offer (the "Exchange Offer") as set forth in the Issuer's Prospectus, dated August 16, 2004, as it may be supplemented and amended from time to time, (the "Prospectus") and in the letter of transmittal attached (the "Letter of Transmittal"). The Notes do not require submission of the Letter of Transmittal for acceptance in the Exchange Offer.

        In connection with the Exchange Offer, book-entry interests in the Old Notes ("Old Book-Entry Interests") may by tendered in exchange for book-entry interests in the Exchange Notes ("Exchange Book-Entry Interests") which are trading through the facilities of Euroclear or Clearstream (the "Book-Entry Transfer Facilities"). In lieu of delivering the Letter of Transmittal, you must contact Euroclear or Clearstream, as applicable, to arrange, by way of an electronic instruction, to block the Euro notes you wish to tender in the Exchange Offer. In addition, in this electronic instruction you must notify Euroclear or Clearstream, as the case may be, to deliver to Deutsche Bank AG prior to 9:00 a.m., central European time, on the expiration date, a computer generated message, in which you acknowledge and agree to be bound by the terms of the Exchange Offer and the Letter of Transmittal and to make the representations contained therein. References below to Exchange or Old Notes include Exchange or Old Book-Entry Interests.

        The following documents are available upon request from the Exchange Agent:

  1.
  Prospectus dated August 16, 2004;

  2.
  Letter of Transmittal; and

  3.
  Letter which may be sent to your clients for whose account you hold Old Notes in your name or in the name of your nominee, to accompany the instruction form referred to above, for obtaining such client's instruction with regard to the Exchange Offer (Annex A).

        WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE OFFER WILL EXPIRE AT 9:00 A.M. CENTRAL EUROPEAN TIME ON SEPTEMBER 15, 2004, UNLESS EXTENDED.

        The Offer is not conditioned upon any minimum number of Old Notes being tendered.

        To participate in the Exchange Offer, a beneficial holder must, in lieu of delivering a letter of transmittal to Deutsche Bank AG, cause a Book-Entry Transfer Facility Participant to contact Euroclear or Clearstream, as applicable, to arrange, by way of an electronic instruction, to block the Euro notes it wishes to tender in the Exchange Offer, which are held in your account. In addition, in this electronic instruction you must notify Euroclear or Clearstream, as the case may be, to deliver to Deutsche Bank AG prior to 9:00 a.m., central European time, on the expiration date, an electronic message, in which you acknowledge and agree to be bound by the terms of the Exchange Offer and the Letter of Transmittal and to make the representations therein. By complying with the appropriate Book-Entry Transfer Facility's procedures with respect to the Exchange Offer, the participant confirms on behalf of itself and the beneficial owners of tendered Old Notes all provisions of the Letter of Transmittal applicable to it and such beneficial owners as fully as if it completed, executed and returned the Letter of Transmittal to the Exchange Agent.

        Pursuant to the Letter of Transmittal, each holder of Old Notes will represent to the Issuer for itself and on behalf of the beneficial holders of the Old Notes that it is tendering that (i) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder of the Old Notes, (ii) neither the holder nor any such person is engaging in or intends to engage in a distribution of the Exchange Notes, (iii) neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of the Exchange Notes, (iv) neither the holder nor any such other person is an "affiliate", as defined under Rule 405 promulgated under the Securities Act, of the Issuer and (v) if the beneficial holder of the Old Notes is a broker-dealer, that it acquired the Old Notes as a result of market-making or other trading activities and that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, however, by so acknowledging and by delivering a prospectus, such holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. The holder acknowledges that in reliance on an interpretation by the staff of the SEC, a broker-dealer may fulfill his prospectus delivery requirements with respect to the Exchange Notes (other than a resale of an unsold allotment from the original sale of the Old Notes) with the Prospectus which constitutes part of this Exchange Offer.

        The Issuer will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Old Notes pursuant to the Exchange Offer. The Issuer will pay or cause to be paid any transfer taxes payable on the transfer of Old Notes to it, except as otherwise provided in Instruction 3 of the enclosed Letter of Transmittal.

        Additional copies of the enclosed material may be obtained from the Exchange Agent at the relevant addresses contained in the Prospectus. These materials may also be obtained from Deutsche Bank Luxembourg S.A. at the address set forth in the Prospectus.

        NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF CONCORDIA BUS NORDIC AB (PUBL) OR DEUTSCHE BANK AG LONDON OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON THEIR BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

Concordia Bus Nordic AB (publ)

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Annex A

Offer to Exchange

9.125% Senior Secured Notes due August 1, 2009
for 9.125% Senior Secured Notes due August 1, 2009

of

CONCORDIA BUS NORDIC AB (publ)

To our clients:

        Concordia Bus Nordic AB (publ) (the "Issuer") is offering to exchange the €1,000 principal amount of its 9.125% Senior Secured Notes due August 1, 2009 (the "Exchange Notes"), which have been registered under the Securities Act of 1933 (the "Securities Act"), for the €1,000 principal amount of its outstanding 9.125% Senior Secured Notes due August 1, 2009 (the "Old Notes") upon the terms and subject to the conditions of the exchange offer (the "Exchange Offer") as set forth in the Issuer's Prospectus, dated August 16, 2004 (as it may be supplemented and amended from time to time, the "Prospectus") and in the Letter of Transmittal attached. The Exchange Notes do not require submission of the Letter of Transmission for acceptance in the Exchange Offer.

        In connection with the Exchange Offer by the Issuer, book-entry interests in the Old Notes ("Old Book-Entry Interests") may be tendered in exchange for book-entry interests in the Exchange Notes ("Exchange Book-Entry Interests") which are traded through the facilities of Euroclear and Clearstream (the "Book-Entry Transfer Facilities"). In lieu of delivering the Letter of Transmittal, you must contact us to arrange to block your book entry interests in the Euro notes that you wish to tender in the Exchange Offer. Subsequently, we will notify Euroclear and/or Clearstream, as applicable, to deliver to Deutsche Bank AG prior to 9:00 a.m., central European time, on the expiration date, an electronic instruction, by which you acknowledge and agree to be bound by the terms of the Exchange Offer and the Letter of Transmittal and to make the representations contained therein. References below to Exchange or Old Notes include Exchange or Old Book-Entry Interests.

        PLEASE NOTE THAT THE OFFER WILL EXPIRE AT 9:00 A.M. CENTRAL EUROPEAN TIME ON SEPTEMBER 15, 2004, UNLESS EXTENDED BY THE ISSUER.

        The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered.

        We are the holder of Old Notes for your account as a participant in the Book-Entry Transfer Facilities. A tender of such Old Notes can be made only by us as a participant in the Book-Entry Transfer Facilities and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Old Notes held by us for your account.

        We request instructions as to whether you wish to tender any or all of the Old Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may on your behalf make the representations contained in the Letter of Transmittal that are to be made with respect to you as a beneficial owner.

        Pursuant to the Letter of Transmittal, each holder of Old Notes will represent to the Issuer for itself and on the behalf of the beneficial holders of the Old Notes that it is tendering that (i) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder of the Old Notes, (ii) neither the holder nor any such other person is engaging in or intends to engage in a distribution of the Exchange Notes, (iii) neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of the Exchange Notes,

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(iv) neither the holder nor any such other person is an "affiliate", as defined under Rule 405 promulgated under the Securities Act, of the Issuer and (v) if the beneficial holder of the Old Notes is a broker-dealer, that it acquired the Old Notes as a result of market-making or other trading activities and that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, however, by so acknowledging and by delivering a prospectus, such holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. You acknowledge that in reliance on an interpretation by the staff of the SEC, a broker-dealer may fulfill his prospectus delivery requirements with respect to the Exchange Notes (other than a resale of an unsold allotment from the original sale of the Old Notes) with the Prospectus which constitutes part of this Exchange Offer.

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LETTER OF TRANSMITTAL

To Tender for Exchange
9.125% Senior Secured Notes due August 1, 2009

of

CONCORDIA BUS NORDIC AB (publ)

Pursuant to the Prospectus dated August 16, 2004

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 9:00 A.M., CENTRAL EUROPEAN TIME, ON SEPTEMBER 15, 2004 UNLESS EXTENDED (THE "EXPIRATION DATE").

PLEASE READ CAREFULLY THE ATTACHED INSTRUCTIONS

The Exchange Agent for this Exchange Offer is:

Deutsche Bank AG London
Winchester House
1 Great Winchester Street
London EC2N 2DB

Telephone:
+44-20-7545-8000

Facsimile:
+44-20-7547-6149

For questions regarding this Letter of Transmittal or for other information, you may contact the Exchange Agent. In addition, copies of the prospectus or of this Letter of Transmittal may be obtained from Deutsche Bank Luxembourg S.A., 2, Bld Konrad Adenauer, L-1115, G.D. Luxembourg, Telephone: +352-4212-2643, Facsimile: +352-473-136, attention: Coupon Paying Department.

        This Letter of Transmittal relates to the Prospectus dated August 16, 2004 (as it may be supplemented and amended from time to time, the "Prospectus") of Concordia Bus Nordic AB (publ), a company with limited liability formed under the laws of Sweden (the "Issuer"), and this Letter of Transmittal (the "Letter of Transmittal"), which together constitute the Issuer's offer (the "Exchange Offer") to exchange €1,000 in principal amount of its 9.125% Senior Secured Notes Due August 1, 2009 (the "Exchange Noes") which have been registered under the Securities Act of 1933 (the "Securities Act") pursuant to a Registration Statement of which the Prospectus is a part, for a like principal amount of its outstanding 9.125% Senior Secured Notes due August 1, 2009 (the "Old Notes"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

        Upon the terms and subject to the conditions of this Exchange Offer, the acceptance for exchange of Old Notes validly tendered and not withdrawn and the issuance of the Exchange Notes will be made in accordance with the terms of the Exchange Offer and this Letter of Transmittal. For the purposes of the Exchange Offer, the Issuer shall be deemed to have accepted for exchange validly tendered Old Notes when, as and if the Issuer has given written notice thereof to the Exchange Agent.

        In connection with the Exchange Offer by the Issuer, book-entry interests in the Old Notes ("Old Book-Entry Interests") may be tendered in exchange for book-entry interests in the Exchange Notes ("Exchange Book-Entry Interests") that are traded through the facilities of Euroclear or Clearstream, as the case may be. References herein to Old Notes include Old Book-Entry Interests and references to Exchange Notes include Exchange Book-Entry Interests.

        To accept the Exchange Offer through the facilities of Euroclear or Clearstream, an electronic instruction relating to the Exchange Offer must be sent to Euroclear or Clearstream in accordance with their procedures in order to tender the Old Notes in place of sending a signed, hard copy of this Letter of Transmittal. The electronic instruction transmitted by Euroclear or Clearstream to the Exchange Agent must contain an electronic message confirming that all tendering book-entry participants have acknowledged their receipt of, and have agreed to be bound by the terms of the Exchange Offer and this Letter of Transmittal and to make the representations contained herein. All deliveries of book entry interests must be made in accordance with the procedures set forth in the Prospectus relating to the Exchange Offer.

        Upon receipt of an electronic transfer instruction from a book-entry participant holding Old Book Entry Interests (a "Tendering Holder"), Euroclear or Clearstream, as the case may be, will block the position of Old Notes that the Tendering Holder has requested to exchange and upon completion of the Exchange Offer and upon confirmation of receipt of the Exchange Notes, Euroclear or Clearstream, as the case may be, will simultaneously transfer the Old Notes out of the participant's accounts and replace them with an equivalent amount of Exchange Notes. By sending such electronic instruction, the holder of the Old Notes acknowledges receipt of this Letter of Transmittal and the Prospectus and agrees to be bound by the terms of the Exchange Offer and this Letter of Transmittal and to make the representations contained herein, and each respective participant confirms on behalf of itself and the beneficial owners of such Old Notes all provisions of this Letter of Transmittal, and makes the representations contained herein, applicable to it and such beneficial owners as fully as if it had completed the information required herein and executed and transmitted this Letter of Transmittal to the Exchange Agent.

        The Instructions included with this Letter of Transmittal must be followed in their entirety. Questions and requests for assistance or for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent, at the address listed above. In addition, copies of the Prospectus or of this Letter of Transmittal may be obtained from Deutsche Bank Luxembourg S.A., 2, Bld Konrad Adenauer, L-1115, G.D. Luxembourg, Telephone: +352-4212-2643, Facsimile: +352-473-136, attention: Coupon Paying Department.

        EACH PARTICIPANT IN TRANSMITTING AN INSTRUCTION TO EXCHANGE OLD NOTES FOR EXCHANGE NOTES THROUGH EUROCLEAR OR CLEARSTREAM ON BEHALF OF ITSELF AND THE BENEFICIAL OWNERS OF THE OLD NOTES TENDERED THEREBY, ACKNOWLEDGES RECEIPT OF THE PROSPECTUS AND THIS LETTER OF TRANSMITTAL AND AGREES TO BE BOUND BY THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER AS SET FORTH IN THE PROSPECTUS AND THIS LETTER OF TRANSMITTAL AND MAKES THE REPRESENTATIONS CONTAINED HEREIN.

LADIES AND GENTLEMEN:

        The Tendering Holder of Old Notes wishing to accept the Exchange Offer hereby irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney in fact of the Tendering Holder with respect to the Old Notes, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (i) cause ownership of the Old Notes to be cancelled upon acceptance by the Issuer of the Old Notes pursuant to the Exchange Offer, and (ii) receive all benefits and otherwise exercise all rights of beneficial ownership of the Old Notes necessary to effect the Exchange Offer, all in accordance with the terms of the Exchange Offer.

        The Tendering Holder understands that tenders of Old Notes pursuant to the procedures described in the section "The Exchange Offer" in the Prospectus and in the instructions hereto will constitute a binding agreement between the Tendering Holder and the Issuer upon the terms and subject to the conditions of the Exchange Offer, subject only to withdrawal of such tenders on the terms set forth in the Prospectus under the heading "Withdrawal Rights" in the section "The Exchange Offer." All authority herein conferred or agreed to be conferred shall survive the death, dissolution or incapacity of the Tendering Holder and any beneficial owner(s), and every obligation of the Tendering Holder or any beneficial owner(s) hereunder shall be binding upon the heirs, representatives, successors, and assigns of the Tendering Holder and such beneficial owner(s).

        The Tendering Holder hereby represents and warrants that the Tendering Holder has full power and authority to tender, exchange, assign, and transfer the Old Notes and that the Issuer will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, and adverse claims when the Old Notes are acquired by the Issuer as contemplated herein. The Tendering Holder and each beneficial owner will, upon request, execute and deliver any additional documents reasonably requested by the Issuer or the Exchange Agent as necessary or desirable to complete and give effect to the transactions contemplated hereby.

        The Tendering Holder for itself and on behalf of the beneficial holders of the Old Notes that it is tendering also acknowledges that this Exchange Offer is being made by the Issuer in reliance on an interpretation by the staff of the Securities and Exchange Commission (the "SEC"), as set forth in no-action letters issued to third parties, that the Exchange Notes issued in exchange for the Old Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than a broker-dealer, as set forth below, or any such Tendering Holder that is an "affiliate" of the Issuer within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Notes are acquired in the ordinary course of such Tendering Holder's business and such Tendering Holders have no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of such Exchange Notes. By tendering, each Tendering Holder of Old Notes represents to the Issuer for itself and on behalf of the beneficial holders of the Old Notes that it is tendering that (i) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder of the Old Notes, (ii) neither the Tendering Holder nor any such other person is engaging in or intends to engage in a distribution of the Exchange Notes, (iii) neither the Tendering Holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of the Exchange Notes, (iv) neither the Tendering Holder nor any such other person is an "affiliate", as defined under Rule 405 promulgated under the Securities Act, of the Issuer and (v) if the beneficial holder of the Old Notes is a broker-dealer, that it acquired the Old Notes as a result of market-making or other trading activities and that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, however, by so acknowledging and by delivering a prospectus, such holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. The Tendering Holder acknowledges that in reliance on an interpretation by the staff of the SEC, a broker-dealer may fulfill his prospectus delivery requirements with respect to the Exchange Notes (other than a resale of an unsold allotment from the original sale of the Old Notes) with the Prospectus which constitutes part of this Exchange Offer.

        IMPORTANT: THE ELECTRONIC TENDER OF OLD NOTES THROUGH THE ELECTRONIC TENDER SYSTEMS OF EUROCLEAR AND/OR CLEARSTREAM, AS APPLICABLE, MUST BE RECEIVED PRIOR TO 9:00 A.M., CENTRAL EUROPEAN TIME ON THE EXPIRATION DATE.

CORNCORDIA BUS NORDIC AB (publ)

INSTRUCTIONS TO LETTER OF TRANSMITTAL
FORMING PART OF THE TERMS AND CONDITIONS
OF THE EXCHANGE OFFER

1.
Delivery of this Letter of Transmittal. This Letter of Transmittal is to be read by the beneficial owners of Old Notes who wish to exchange their Old Notes pursuant to the Exchange Offer. For a Tendering Holder to properly tender Old Notes pursuant to the Exchange Offer, a properly completed electronic tender message sent to Euroclear or Clearsteam, as the case may be, must be received prior to 9:00 a.m., central European time, on the Expiration Date. Neither the Issuer nor the Exchange Agent is under any obligation to notify any tendering holder of the Issuer's acceptance of Old Notes prior to the closing of the Exchange Offer. Delivery of the Old Notes will be deemed made only when actually received or confirmed by the Exchange Agent.

2.
Partial Tenders. Tenders of Old Notes will be accepted only in integral multiples of €1,000 in principal amount. If less than the entire principal amount of Old Notes held by the Tendering Holder is tendered, the Tendering Holder should fill out the applicable items in the electronic tender message sent to Euroclear or Clearstream, as the case may be. The entire principal amount of Old Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

3.
Transfer Taxes. The Issuer will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, a transfer tax is imposed for any reason other than the transfer and exchange of Old Notes pursuant to the Exchange Offer including if a transfer tax is imposed because a beneficial owner requests that Exchange Notes, or the Old Notes not tendered or not accepted in the Exchange Offer, be transferred to another person, then the amount of any such transfer taxes (whether imposed on the registered holder or on any other person) will be payable by the Tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the electronic message sent to Euroclear or Clearstream, as the case may be, the amount of such transfer taxes will be billed directly to such Tendering Holder.

4.
Validity of Tenders. All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of Old Notes will be determined by the Issuer in its sole discretion, which determination will be final and binding. The Issuer reserves the right to reject any and all Old Notes not validly tendered or any Old Notes the Issuer's acceptance of which would, in the opinion of the Issuer or its counsel, be unlawful. In accordance with interpretations of the staff of the SEC, as set forth in no-action letters issued to third parties, the Issuer also reserves the right to waive any conditions of the Exchange Offer to amend or modify those conditions or to waive defects or irregularities in tenders of Old Notes or as to any ineligibility of any holder who seeks to tender Old Notes in the Exchange Offer. The interpretation of the terms and conditions of the Exchange Offer (including this Letter of Transmittal and the instructions hereto) within the Issuer's reasonable judgement shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Issuer shall determine. Neither the Issuer, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the Tendering Holders without expense promptly following the Expiration Date or termination of the Exchange Offer.

5.
No Conditional Tender. No alternative, conditional, irregular, or contingent tender of Old Notes will be accepted.

6.
Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at the address indicated herein. Tendering Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer. Requests for additional copies of the Prospectus or this Letter of Transmittal may also be directed to Deutsche Bank Luxembourg S.A., 2, Bld Konrad Adenauer, L-1115, G.D. Luxembourg, Telephone: +352-4212-2643, Facsimile: +352-473-136, attention: Coupon Paying Department.

7.
Acceptance of Old Notes and Issuance of Exchange Notes; Return of Old Notes. Subject to the terms and conditions of the Exchange Offer, the Issuer will accept for exchange all validly tendered Old Notes as soon as practicable after the Expiration Date and will issue Exchange Notes therefor as soon as practicable thereafter. For purposes of the Exchange Offer, the Issuer shall be deemed to have accepted Old Notes when, as and if the Issuer has given written or oral notice (immediately followed in writing) thereof to the Exchange Agent. Any Old Notes not accepted for exchange for any reason or properly withdrawn will be returned without expense to you promptly after the expiration or termination of the Exchange Offer.

8.
Withdrawal. Tenders may be withdrawn only pursuant to the procedures set forth in the Prospectus under the heading "Withdrawal Rights" in the section "The Exchange Offer".

Incorporation of Letter of Transmittal.    This Letter of Transmittal shall be deemed to be incorporated in and acknowledged and accepted by any tender through procedures established by Euroclear or Clearstream, as the case may be, by any participant of Euroclear or Clearstream, as the case may be, on behalf of itself and the beneficial owners of any Old Notes so tendered.

QuickLinks

  Exhibit 99.1
Offer to Exchange 9.125% Senior Secured Notes due August 1, 2009 for 9.125% Senior Secured Notes due August 1, 2009 of CONCORDIA BUS NORDIC AB (publ)
  Annex A
Offer to Exchange 9.125% Senior Secured Notes due August 1, 2009 for 9.125% Senior Secured Notes due August 1, 2009 of CONCORDIA BUS NORDIC AB (publ)
LETTER OF TRANSMITTAL
INSTRUCTIONS TO LETTER OF TRANSMITTAL FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER